UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Consent Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

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☐	Preliminary Consent Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Consent Statement
☐	Definitive Additional Materials
☑	Soliciting Material Pursuant to Section 240.14a-12
ANHEUSER-BUSCH COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)
INBEV S.A.

(Name of Person(s) Filing Consent Statement, if Other Than the Registrant)
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☑	No fee required.

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On July 8, 2008 InBev S.A. released the following advertisement:

INBEV’S COMMITMENT TO PRESERVING ANHEUSER-BUSCH’S HERITAGE AND BUILDING A FUTURE OF GROWTH AND OPPORTUNITY FOR ITS PEOPLE AND COMMUNITIES On June 11, we sent a proposal to the Anheuser vision for a combination between our two world’s leading brewer. The main points of this proposal were: uA combination to create one of the world’s uA stronger, more competitive global company uThe heritage of Anheuser-Busch to be evoked company. uBudweiser to be expanded globally. uFull support for Anheuser-Busch’s wholesalers uStrong commitment to communities where Headquarters for the North American region of It also would be the decision-making hub for We are also committed to keeping all 12 U.S. With respect to Budweiser, InBev has been In fact, working together we have made Bud the brewing tradition and the recipe very well are so loyal would not change. InBev’s history is similar to that of Anheuser to Europe in the year 1366. We have been in Anheuser-Busch, and we intend to continue to company in a better world. We want to combine with Anheuser-Busch because can do more. With the combination of SABMiller nearing completion, it is critical for Anheuser company with the resources to face this In contrast to Anheuser-Busch’s newly formulated business that is more likely to safeguard jobs InBev has increased its revenues by more than 12,000 new full-time jobs as business has about taking the great brewing traditions of one, one that can thrive in the global economy Most of all, it is about making sure beer- enjoy a cold Bud. Learn more at www.globalbeerleader.com This communication is not a substitute for the solicitation statement (the “Consent Solicitation Statement”) and/or other related documents InBev would file with the SEC in connection with its solicitation of written consents to, among other things, remove and replace Anheuser-Busch’s board of directors (the “Consent Solicitation”). INVESTORS AND SECURITY HOLDERS OF ANHEUSER-BUSCH ARE URGED TO READ THE CONSENT SOLICITATION STATEMENT (INCLUDING ANY SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED BY INBEV WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the Consent Solicitation Statement and any other documents related to the Consent Solicitation that are filed by InBev with the SEC through the website maintained by the SEC at www.sec.gov. Free copies of any such documents can also be obtained by directing a request to InBev’s consent solicitor, Innisfree M&A Incorporated, toll-free at (877) 750-9501 or, if a bank or broker, collect at (212) 750-5833. InBev and certain of its directors and executive officers and other persons may be deemed to be participants (the “Participants”) in the Consent Solicitation. Information regarding the Participants and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary Consent Solicitation Statement filed by InBev with the SEC on Schedule 14A on July 7, 2008, which statement is preliminary and subject to change. Copyright © 2008 InBev — All rights reserved Paid for by InBev nv/sa